                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K



                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

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
Date of report (Date of earliest event reported)                             October 21, 1997 (October 6, 1997)
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                          RENTAL SERVICE CORPORATION
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            (Exact Name of Registrant as Specified in Its Charter)

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
                         DELAWARE                                000-21237                         33-0569350
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    (State or Other Jurisdiction of Incorporation)        (Commission File Number)        (I.R.S. Employer Identification No.)
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    14505 North Hayden Road, Suite 322, Scottsdale, Arizona           85260
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      (Address of Principal Executive Offices)                 (Zip Code)

                                (602) 905-3300
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             (Registrant's Telephone Number, including Area Code)

                                NOT APPLICABLE
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         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

     On October 6, 1997, Rental Service Corporation ("RSC" or the "Company") reached a definitive agreement, effective November 1, 1997, to acquire (i) all of the outstanding capital stock of Rent-It-Center, Inc. d/b/a/ Center Rentals and Sales for approximately $48.8 million in cash, 310,198 shares of RSC Common Stock and the assumption of debt, (ii) substantially all of the assets of Lanoha Leasing Limited Liability Company for approximately $26.0 million in cash, 86,058 shares of RSC Common Stock and the assumption of debt, (iii) substantially all of the assets of Zuni Rental Enterprises L.L.C. for approximately $15.6 million in cash, 51,636 shares of RSC Common Stock and the assumption of debt, and (iv) Center Rental & Sales/Omaha, LLC for approximately $10.4 million in cash, 34,423 shares of RSC Common Stock and the assumption of debt (collectively, "Center"). The collective purchase price is subject to adjustment based on levels of stockholders' equity, inventory, equipment and debt.

Center is a leading independent rental company and also sells a variety of equipment ranging from small tools to heavy equipment, including related commodity supplies. Center operates a total of 14 locations in Colorado (6), New Mexico (3), Texas (2), Kansas (1), Missouri (1) and Nebraska (1), and had combined trailing twelve months revenues of approximately $46.0 million.

The transaction is anticipated to close by November 28, 1997, and will be recorded under the purchase method of accounting. The closing is subject to a number of closing conditions, including RSC board and bank approval and early termination or expiration of the waiting period under the Hart-Scott-Rodino Act.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             RENTAL SERVICE CORPORATION



Date: October 21, 1997      By: /s/ Robert M. Wilson
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                            Robert M. Wilson,
                            Senior Vice President and
                            Chief Financial Officer



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